SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 20, 2023

AIR INDUSTRIES GROUP

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of Incorporation	Commission File Number	IRS Employer I.D. Number

1460 Fifth Avenue, Bay Shore, New York 11706

(Address of Principal Executive Offices)

Registrant’s telephone number: (631) 968-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	AIRI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Definitive Material Agreement.

On November 20, 2023, we, Air Industries Group, entered into a Sixth Amendment to the Loan and Security Agreement with Webster Bank (“Sixth Amendment”). In the amendment Webster Bank waived the defaults caused by the failure to achieve the required Fixed Charge Coverage Ratio for the Fiscal Quarter ended September 30, 2023, and the fact that our Capital Expenditures were in excess of the amount permitted in the Webster Facility.

The Sixth Amendment allows for the Fixed Charge Coverage Ratio to be calculated on a rolling basis as follows (w) for the Fiscal Quarter ending December 31, 2023, three month basis, (x) for the Fiscal Quarter ending March 31, 2024, six month basis, (y) for the Fiscal Quarter ending June 30, 2024, nine month basis, and (z) for all other Fiscal Quarters, twelve month basis. Additionally, the Fixed Charge Coverage Ratio shall not be less than (i) 0.95 to 1.00 for the Fiscal Quarters ending June 30, 2023, September 30, 2023, and December 31, 2023, (ii) 1.10 to 1.00 for the Fiscal Quarter ending March 31, 2024, (iii) 1.20 to 1.00 for the Fiscal Quarter ending June 30, 2024, and (iv) 1.25 to 1.00 for all other Fiscal Quarters. The Sixth Amendment has increased the Capital Expenditure limit to $2,500,000 in any Fiscal Year. In connection with these changes, we paid an amendment for of $20,000.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Sixth Amendment to Loan and Security Agreement with Webster Bank, National Association, successor by merger to Sterling National Bank
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2023

AIR INDUSTRIES GROUP

By:	/s/ Scott Glassman
Scott Glassman Chief Financial Officer

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